Exhibit 99.1

AGILYSYS ANNOUNCES RECORD REVENUE OF $69.6M IN THIRD QUARTER FISCAL 2025

45.1% Subscription Revenue Growth Including Book4Time

Quarter Adjusted EBITDA of $14.7M and Adjusted EPS of $0.38

Revises Full Fiscal Year Total Revenue Guidance To $273M, While Reiterating Previous Subscription Growth Guidance

ALPHARETTA, GA – January 21, 2025 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions that deliver High Return Hospitality, today reported results for its fiscal 2025 third quarter ending December 31, 2024.

Summary of Fiscal 2025 Third Quarter Financial Results

•
Total net revenue increased 14.9% to a record $69.6 million compared to total net revenue of $60.6 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $44.4 million, or 63.8% of total net revenue, compared to $35.1 million, or 58.0% of total net revenue, for the same period in fiscal 2024. Subscription revenue increased 45.1% year-over-year and was 63.8% of total recurring revenue compared to 55.6% of total recurring revenue in the third quarter of fiscal 2024.
•
Gross margin was 63.0% in the fiscal 2025 third quarter compared to 62.5% in the comparable prior-year period.
•
Net income attributable to common shareholders in the fiscal 2025 third quarter was $3.8 million, or $0.14 per diluted share, compared to $76.9 million, or $2.85 per diluted share, in the comparable prior-year period. Net income during prior-year fiscal 2024 third quarter included discrete tax events such as a release of valuation allowances against certain deferred tax assets.
•
Adjusted EBITDA (non-GAAP) was $14.7 million compared to $11.8 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.38 per share in the fiscal 2025 third quarter compared to $0.35 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2025 third quarter was $19.7 million compared to free cash flow of $11.3 million in the fiscal 2024 third quarter (reconciliation included in financial tables). Ending cash balance was $60.8 million compared to ending cash balance of $144.9 million as of fiscal 2024 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “Subscription revenue continues to grow at a healthy pace and we are pleased with the integration progress of the Book4Time acquisition. However, revenue levels, especially one-time product revenue, continue to be impacted by recent sales challenges with point-of-sale products, mainly in the managed food services vertical, caused by our final modernization transition phase.

While we expect fiscal 2025 to end up as a good year for subscription revenue growth of at least 38%, product revenue including hardware revenue, will remain challenged. Professional services revenue has returned to more realistic levels as we have completed most of the development phase of a large project. We are therefore revising fiscal 2025 annual total revenue guidance to $273 million.

"We are confident the overall structural strengths of the business, increasing competitive advantages and growing product innovation capabilities will continue to fuel strong growth, which will accelerate as we move past these short-term transition challenges" he concluded.

Fiscal 2025 Outlook

The Company revises full year fiscal 2025 total revenue guidance to approximately $273 million while maintaining at least 38% year-over-year subscription revenue growth. Adjusted EBITDA is expected to be 18% of revenue for the full fiscal year.

Dave Wood, Chief Financial Officer, commented, “We are pleased to report strong subscription revenue growth results for the quarter. One time revenue remains challenged as we see continued impacts from our slow point-of-sales bookings during the first half of the year and wind down the heavy lift of significant development efforts related to large projects. While we are disappointed with the short-term headwinds leading to the reduction in our annual total revenue guidance, we remain confident in the strength of our product ecosystem and future revenue growth opportunities.”

2025 Third Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, January 21, 2025, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Please register at https://register.vevent.com/register/BId9a48404836f4457a5b8630114e30243 15 minutes prior to the call to receive confirmation and further instruction in a timely manner. After registration, an email confirmation with a personalized PIN will be provided along with further access details.

Interested parties also can access the conference call live on the Investor Relations page of Agilysys.com under the Events and Presentations headline. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2025 fiscal year and statements made about future revenue growth.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2025 guidance, future revenue growth, the company's ability maintain sales levels, the Company's ability to integrate Book4Time and realize future synergies, and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, other charges, and legal settlements, less the related income tax effect of these adjustments, as applicable, and tax events and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys exclusively delivers state-of-the-art software solutions and services that help organizations achieve High Return Hospitality™ by maximizing Return on Experience (ROE) through interactions that make ‘personal’ profitable. Customers around the world use Agilysys Property Management Systems (PMS), Point-of-Sale (POS) solutions and Food & Beverage

Inventory and Procurement (I&P) systems to consistently delight guests, retain staff and grow margins. Agilysys’ 100% hospitality customer base includes branded and independent hotels; multi-amenity resorts; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Net revenue:
Products	$10,677	$12,678	$31,077	$38,100
Subscription and maintenance	44,379	35,107	123,853	101,481
Professional services	14,505	12,781	46,422	35,662
Total net revenue	69,561	60,566	201,352	175,243
Cost of goods sold:
Products	5,550	6,707	15,982	20,023
Subscription and maintenance	9,531	7,371	26,466	22,812
Professional services	10,625	8,664	31,967	26,428
Total cost of goods sold	25,706	22,742	74,415	69,263
Gross profit	43,855	37,824	126,937	105,980
Gross profit margin	63.0%	62.5%	63.0%	60.5%
Operating expenses:
Product development	14,971	14,551	45,863	42,455
Sales and marketing	9,013	6,137	24,822	19,838
General and administrative	9,536	9,057	30,181	27,207
Depreciation of fixed assets	985	909	2,738	3,042
Amortization of internal-use software and intangibles	1,622	343	2,777	1,120
Other (gains) charges, net	(12)	(924)	2,576	45
Legal settlements	330	—	699	—
Total operating expense	36,445	30,073	109,656	93,707
Operating income	7,410	7,751	17,281	12,273
Other income (expense):
Interest income	416	1,252	3,293	3,580
Interest expense	(657)	—	(1,116)	—
Other income (expense), net	574	95	804	(15)
Income before taxes	7,743	9,098	20,262	15,838
Income tax provision (benefit)	3,913	(68,043)	962	(67,396)
Net income	$3,830	$77,141	$19,300	$83,234
Series A convertible preferred stock dividends	—	(286)	—	(1,204)
Net income attributable to common shareholders	$3,830	$76,855	$19,300	$82,030

Weighted average shares outstanding - basic	27,667	25,808	27,446	25,256

Net income per share - basic:	$0.14	$2.98	$0.70	$3.25

Weighted average shares outstanding - diluted	28,314	26,979	28,248	26,463

Net income per share - diluted:	$0.14	$2.85	$0.68	$3.10

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	December 31, 2024 (Unaudited)	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$60,761	$144,891
Accounts receivable, net of allowance for expected credit losses of $937 and $974, respectively	49,275	29,441
Contract assets	4,016	2,287
Inventories	6,360	4,587
Prepaid expenses and other current assets	10,798	7,731
Total current assets	131,210	188,937
Property and equipment, net	16,872	17,930
Operating lease right-of-use assets	17,017	18,384
Goodwill	128,544	32,791
Intangible assets, net	73,539	16,952
Deferred income taxes, non-current	68,041	67,373
Other non-current assets	8,638	8,063
Total assets	$443,861	$350,430
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,684	$9,422
Contract liabilities	80,338	56,148
Accrued liabilities	17,497	19,522
Operating lease liabilities, current	5,431	4,279
Total current liabilities	114,950	89,371
Deferred income taxes, non-current	11,540	554
Operating lease liabilities, non-current	17,469	19,613
Debt, non-current	38,000	—
Other non-current liabilities	5,111	4,415
Commitments and contingencies
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 33,342,288 shares issued; and 27,961,890 and 27,376,862 shares outstanding at December 31, 2024 and March 31, 2024, respectively	10,003	10,003
Treasury shares, 5,380,398 and 5,965,426 at December 31, 2024 and March 31, 2024, respectively	(1,616)	(1,791)
Capital in excess of stated value	105,017	94,680
Retained earnings	157,055	137,755
Accumulated other comprehensive loss	(13,668)	(4,170)
Total shareholders' equity	256,791	236,477
Total liabilities and shareholders' equity	$443,861	$350,430

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	December 31,
(In thousands)	2024	2023

Operating activities
Net income	$19,300	$83,234
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on asset disposals	24	(1,145)
Depreciation of fixed assets	2,738	3,042
Amortization of internal-use software and intangibles	2,777	1,120
Deferred income taxes	(980)	(66,506)
Share-based compensation	12,656	9,489
Changes in operating assets and liabilities	(8,539)	(10,855)
Net cash provided by operating activities	27,976	18,379
Investing activities
Cash paid for business combination, net of cash acquired	(144,945)	—
Capital expenditures	(2,082)	(7,658)
Additional investments in corporate-owned life insurance policies	(27)	(2)
Net cash used in investing activities	(147,054)	(7,660)
Financing activities
Payment of preferred stock dividends	—	(1,663)
Debt proceeds, net of issuance costs	49,646	—
Debt repayments	(12,000)	—
Proceeds from Employee Stock Purchase Plan purchases	453	—
Repurchase of common shares to satisfy employee tax withholding	(2,848)	(5,734)
Principal payments under long-term obligations	—	(2)
Net cash provided by (used in) financing activities	35,251	(7,399)
Effect of exchange rate changes on cash	(303)	38
Net (decrease) increase in cash and cash equivalents	(84,130)	3,358
Cash and cash equivalents at beginning of period	144,891	112,842
Cash and cash equivalents at end of period	$60,761	$116,200

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(In thousands)	2024	2023	2024	2023
Net income	$3,830	$77,141	$19,300	$83,234
Income tax provision (benefit)	3,913	(68,043)	962	(67,396)
Income before taxes	7,743	9,098	20,262	15,838
Depreciation of fixed assets	985	909	2,738	3,042
Amortization of internal-use software and intangibles	1,622	343	2,777	1,120
Amortization of developed technology acquired	163	39	301	119
Interest expense (income), net	241	(1,252)	(2,177)	(3,580)
EBITDA (a)	10,754	9,137	23,901	16,539
Share-based compensation	4,218	3,638	12,656	9,489
Other (gains) charges, net	(12)	(924)	2,576	45
Other non-operating (income) expense, net	(574)	(95)	(804)	15
Legal settlements	330	—	699	—
Adjusted EBITDA (b)	$14,716	$11,756	$39,028	$26,088

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest expense (income), net, depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) share-based compensation, ii) other (gains) charges, net, iii) other non-operating (income) expense, net, and iv) legal settlements

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2024	2023	2024	2023
Net income attributable to common shareholders	$3,830	$76,855	$19,300	$82,030
Amortization of developed technology acquired	163	39	301	119
Amortization of internal-use software and intangibles	1,622	343	2,777	1,120
Share-based compensation	4,218	3,638	12,656	9,489
Other (gains) charges, net	(12)	(924)	2,576	45
Legal settlements	330	—	699	—
Tax events (a)	1,964	(69,644)	(5,965)	(69,644)
Income tax adjustments	(1,461)	(978)	(3,828)	(2,610)
Adjusted net income (b)	$10,654	$9,329	$28,516	$20,549

Basic weighted average shares outstanding	27,667	25,808	27,446	25,256
Diluted weighted average shares outstanding	28,314	26,979	28,248	26,463

Adjusted basic earnings per share (c)	$0.39	$0.36	$1.04	$0.81
Adjusted diluted earnings per share (c)	$0.38	$0.35	$1.01	$0.78

(a) Tax events include excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions

(b) Adjusted net income, a non-GAAP financial measure, is defined as net income attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, other (gains) charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate and, as defined under (a) above, tax events

(c) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(In thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$20,288	$12,909	$27,976	$18,379
Capital expenditures	(562)	(1,656)	(2,082)	(7,658)
Free cash flow (a)	$19,726	$11,253	$25,894	$10,721

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures